Exhibit 24


                               POWER OF ATTORNEY


         I, the undersigned Director and/or Officer of Rockwell International Corporation, a Delaware corporation, hereby constitute WILLIAM J. CALISE, JR., EDWARD T. MOEN, II and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering under the Securities Act of 1933, as amended, the deferred compensation obligations to be issued pursuant to the Rockwell International Corporation Deferred Compensation Plan.

Signature                      Title                             Date


/s/ Don H. Davis, Jr.          Chairman of the Board and Chief   April 7, 2000
------------------------       Executive Officer (principal
Don H. Davis, Jr.              executive officer)


/s/ Betty C. Alewine           Director                          April 12, 2000
------------------------
Betty C. Alewine


/s/ George L. Argyros          Director                          April 7, 2000
------------------------
George L. Argyros


/s/ Donald R. Beall            Director                          April 7, 2000
------------------------
Donald R. Beall


/s/ William H. Gray, III       Director                          April 7, 2000
------------------------
William H. Gray, III

/s/ William T. McCormick, Jr.  Director                          April 7, 2000
-------------------------
William T. McCormick, Jr.


/s/ John D. Nichols            Director                          April 7, 2000
-------------------------
John D. Nichols


/s/ Bruce M. Rockwell          Director                          April 7, 2000
-------------------------
Bruce M. Rockwell


/s/ Robert B. Shapiro          Director                          April 7, 2000
-------------------------
Robert B. Shapiro


/s/ Joseph F. Toot, Jr.        Director                          April 7, 2000
-------------------------
Joseph F. Toot, Jr.


/s/ W. Michael Barnes          Senior Vice President,            April 7, 2000
-------------------------      Finance & Planning and
W. Michael Barnes              Chief Financial Officer
                               (principal financial officer)



/s/ William E. Sanders         Vice President and                April 10, 2000
-------------------------      Controller (principal
William E. Sanders             accounting officer)




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